Exhibit 10.3

WAIVER AND CONSENT AGREEMENT

This WAIVER AND CONSENT AGREEMENT (this “Waiver”) is made as of January 27, 2025 by and among NRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the signatories to this Waiver (each a “Holder” and together, the “Holders”). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the applicable Transaction Documents (as defined in the Purchase Agreement (as defined below)).

WHEREAS, the Holders and the Company were each parties to a Securities Purchase Agreement dated August 12, 2024, by and among the Company and each of the Holders (the “Purchase Agreement”), pursuant to which the Company issued (i) Convertible Promissory Notes to the Holders in the aggregate amount of $10.87 million (collectively, the “Notes”); and (ii) warrants to purchase that amount of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) equal to 50% of the principal amount of the Notes divided by the volume weighted average price (“VWAP”) of the Company’s Common Stock, as listed on The Nasdaq Capital Market LLC (“Nasdaq”), on the day prior to the closing of each respective tranche under the Purchase Agreement (the “Warrants”);

WHEREAS, the Company (i) intends to consummate (a) a private placement of up to $2,000,000 in shares of Common Stock, and (b) a private placement of $25,000,000 of shares of a to-be designated series of preferred stock, par value $0.001 per share, of Hope Therapeutics, Inc., a wholly owned subsidiary of the Company (“Hope”), to certain accredited investors, as further disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 10, 2025, which may be sold in one or multiple closings (the “Offering”) from the commencement of the initial sale until such date as the Offering is subscribed in full (the “Offering Period”), which such Offering may, under the terms of the Transaction Documents, constitute a Subsequent Financing (as defined therein);

WHEREAS, the Company desires to obtain a waiver of Sections 4.12, 4.13(a), 4.13(b), 4.17, and 4.18 of the Purchase Agreement and such relevant sections of the other Transaction Documents (collectively, the “Rights”), to permit and consent to the transactions contemplated by this Waiver, including, without limitation, the Offering, any Qualified Financing (as defined below), the Approved ATM Offering (as defined below), and the offer and issuance of any equity or debt securities of Hope, and all shares of Common Stock and Common Stock Equivalents (or any combination thereof) sold thereunder, which shall be Exempt Issuances for all purposes under the Transaction Documents;

WHEREAS, in connection with the Purchase Agreement and issuance of the Notes and Warrants, the Company and the Holders are parties to the Security Agreement, pursuant to which the Company provided the Holders with a continuing security interest in and to all right, title, and interest of the Company in the Collateral (as defined in the Security Agreement), which includes all right, title and interest of the Company to the Series A Preferred Stock of Hope to be issued in the Offering (the “Released Collateral”);

WHEREAS, in connection with entering into the Purchase Agreement, and the issuance of the Notes and Warrants, the Company and the Holders entered into a Registration Rights Agreement, dated August 12, 2024 (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the resale the Registrable Securities;

WHEREAS, pursuant to Section 2(d) of the Registration Rights Agreement, the Holders may be entitled to certain liquidated damages arising from the Company’s registration of the Registrable Securities (the “Liquidated Damages”);

WHEREAS, Section 5.5 of the Purchase Agreement and Section 6(d) of the Registration Rights Agreement provide that the Holders may waive any provision of the Purchase Agreement or Registration Rights Agreement, respectively, only with the written consent of the Company and each Holder; and

WHEREAS, the Company has requested that the Holders agree to certain consents and waivers, including, without limitation a waiver of the Rights, and the Holders have agreed to such request, subject to the terms and conditions of this Waiver.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Waiver, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Holder agree as follows:

1.    Waiver Regarding the Offering. In order to preserve for the Company the maximum flexibility in meeting the Company’s financial needs in connection with the Offering, the undersigned hereby (a) waives the right to any and all notices from the Company regarding the Offering during the Offering Period to the extent it is deemed a Subsequent Financing, as required by the Purchase Agreement and the Notes, including without limitation, the Pre-Notice and the Subsequent Financing Notice; (b) waives any remedies such Holder may have due to the Company’s failure to deliver such due notice of the Offering during the Offering Period; and (c) waives all rights under the Purchase Agreement and the Notes that may relate to the Offering, including the right to participate in the Offering during the Offering Period, and any other rights Holders may have regarding the Offering under the Purchase Agreement and the Notes.

2.    Waivers Regarding Other Subsequent Financings.

a.    Definitions. For purposes of this Waiver:

i.    “Fundamental Investor” shall mean a Qualified Investor (as defined below) that purchases any class or classes of securities of the Company (“Fundamental Investor Securities”), whereby (a) the purchase and sale of the Fundamental Investor Securities to such Qualified Investor is approved by a majority of the disinterested directors of the Company, (b) the definitive documentation for such sale of the Fundamental Investor Securities contains terms prohibiting (I) “short sales” (as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934), by such investor, and (II) the hypothecation, pledge, or otherwise use as collateral, any of the Fundamental Investor Securities purchased in such transaction, and (c) the purchase price per share (or unit) of a Fundamental Investor Security in such transaction is greater than the Registered Per Share Price (as defined below);

ii.    the term “Qualified Investor” means an investor that is either (a) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act of 1933 (the “Securities Act”) or (b) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act;

iii.    the term “Registered Direct Offering” shall mean the offering and sale of shares of Common Stock and common stock purchase warrants (the “RD Warrants”) to the Holder(s) as contemplated by that certain Securities Purchase Agreement, dated January 27, 2025, by and between the Company and the Holder(s) (the “RD Purchase Agreement”), which is anticipated to be consummated simultaneously with the Third Closing; and

iv.    the term “Registered Per Share Price” shall mean the per share purchase price of the Company’s Common Stock sold to the Holder(s) in the Registered Direct Offering.

b.    Waivers. Each Holder hereby waives:

i.    the prohibitions and rights set forth in Section 4.12 of the Purchase Agreement, and such relevant sections of the Notes, to participate in all Subsequent Financings that the Company or its Subsidiaries undertakes with Fundamental Investors from the date hereof (each such Subsequent Financing, a “Qualified Financing”), and further waives its right to Pre-Notice of any Qualified Financings. For the avoidance of doubt, notwithstanding the rights of and restrictions provided the Holders in the Transaction Documents, the Company shall be allowed to raise capital from Fundamental Investors in Qualified Offerings without restrictions imposed by, or any compensation for the benefit of, the Holders;

ii.    the prohibitions and rights set forth in Section 4.13(a) of the Purchase Agreement, and such relevant sections of the other Transaction Documents, including, without limitation, the issuance, entry into any agreement to issue, or announcement of the issuance or proposed issuance of, any shares of Common Stock or Common Stock Equivalents (or any combination thereof) with respect to the Offering, the Approved ATM Offering (as defined below), any Qualified Financings, and any debt or equity offerings undertaken by the Company’s Subsidiaries;

iii.    the prohibitions and rights set forth in Section 4.13(b) of the Purchase Agreement, and such relevant sections of the other Transaction Documents, including, without limitation, effecting or entering into any agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination thereof) involving a Variable Rate Transaction, including, without limitation, an Approved ATM Offering, so long as no securities are sold in such Variable Rate Transaction below the Registered Per Share Price; and

iv.    each Holder’s rights set forth in Section 4.18 of the Purchase Agreement, and such relevant sections of the other Transaction Documents (including, without limitation, Section 6(a)(i) of the Notes), to demand the Company use 30% of the proceeds of any one or more Subsequent Financings to repay the outstanding balance of the Notes.

3.    Consents. Each Holder hereby consents to: (a) the Offering, and all shares of Common Stock and Common Stock Equivalents (or any combination thereof) issued thereunder, and the offer and issuance of any equity or debt securities of Hope, and all shares of Common Stock and Common Stock Equivalents (or any combination thereof) sold thereunder, shall be deemed an Exempt Issuance for all purposes under the Transaction Documents; (b) the Company and its Subsidiaries undertaking any Qualified Offerings, and all shares of Common Stock and Common Stock Equivalents (or any combination thereof), shall be deemed Exempt Issuances for all purposes under the Transaction Documents; (c) the Company’s Subsidiaries incurring Indebtedness or entering into any agreement to incur or announcing to incur any Indebtedness, including, without limitation, short-term and long-term debt obligations, whether secured or unsecured, and regardless of the purpose for which the debt is incurred, and that and any debt or equity offerings undertaken by the Company’s Subsidiaries (and the issuance of Common Stock or Common Stock Equivalents thereunder) shall be deemed an Exempt Issuance for all purposes under the Transaction Documents; (d) the Company entering into an at-the-market-equity offering implemented by the Company through a broker dealer at any time following the Effective Date (as defined in the Registration Rights Agreement), and registering shares of Common Stock for an at-the-market equity offering in a Registration Statement on Form S-1 or S-3, as applicable, provided that the Company shall not be able to issue any equity securities under such at-the-market equity offering agreement below the Registered Per Share Price (an “Approved ATM Offering”), and that such Approved ATM Offering shall be deemed an Exempt Issuance for all purposes under the Transaction Documents.

4.    Waiver of Liquidated Damages and Events of Default.

a.    Waiver of Liquidated Damages. Except as otherwise limited elsewhere herein, without limiting any other rights or obligations owed to the Holders or any of its respective affiliates by the Company or any of its affiliates otherwise, whether pursuant to the Transaction Documents or any other agreement between such parties, in all cases, that do not expressly relate to the rights that the Holder possesses to receive the Liquidated Damages amounts payable to it or any interest that has then accrued thereon, the Holder hereby irrevocably and unconditionally relinquishes any and all rights that the Holder possesses to receive the Liquidated Damages amounts payable to it or any interest that has accrued thereon, from the date hereof to March 31, 2025.

b.    Waiver of Claims. Except as otherwise limited elsewhere herein, without limiting any other claims or demands of any kind or nature that the Holder or any of its respective affiliates may have against the Company or any of its affiliates, whether pursuant to the Transaction Documents or any other agreement between such parties, in each case, that do not expressly relate to the payment of the Liquidated Damages, the Holder agrees that, from the date hereof to March 31, 2025, it will not bring any claim or demand of any kind or nature whatsoever against the Company with respect to any provision in the Transaction Documents expressly relating to the payment of the Liquidated Damages and acknowledge that any claim by the Holders with respect to the payment of the Liquidated Damages or for breach of any provision in the Transaction Documents relating to the payment of the Liquidated Damages is discharged.

5.    Limitation on Foreign Person Investors; Voting Rights; Irrevocable Proxy.

a.    Certain Definitions. For purposes of this Section 5: (i) the term “DPA” shall mean Section 721 of the Defense Production Act, as amended, including all implementing regulations thereof; (ii) the term “DPA Triggering Rights” shall mean (a) “control” (as defined in the DPA); (b) access to any “material non-public technical information” (as defined in the DPA) in the possession of the Company; (c) membership or observer rights on the Board of Directors or equivalent governing body of the Company or the right to nominate an individual to a position on the Board of Directors or equivalent governing body of the Company; (d) any involvement, other than through the voting of shares, in substantive decision-making of the Company regarding (x) the use, development, acquisition or release of any Company “critical technology” (as defined in the DPA); (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); and (iii) “Foreign Person” means either (a) a Person or government that is a “foreign person” within the meaning of the DPA or (b) a Person through whose investment a “foreign person” within the meaning of the DPA would obtain any DPA Triggering Rights.

b.    Limitation on Foreign Person Investors. The Holder’s hereby agree and acknowledge that, in order to avoid any issues related to potential review by the Committee on Foreign Investment in the United States, any Holder that is a Foreign Person shall not be permitted to beneficially own greater than an aggregate of 9.99% (the “Beneficial Ownership Limitation”) of the outstanding classes or series of equity securities of the Company entitled to vote on matters brought before the Company’s stockholders (“Voting Securities”).

c.    Abstention from Voting. Notwithstanding anything herein to the contrary, in the event the Holders at any time beneficially own any Voting Securities in excess of the Beneficial Ownership Limitation (“Excess Securities”) in violation of this Section 5, each Holder shall abstain from voting any Excess Securities at any annual or special meeting of the Company called, and at every adjournment or postponement thereof, whether such meeting is held at a physical location or virtually by means of remote communication, and for every action or approval by written consent or consents of the Company stockholders. This abstention shall be effective immediately and shall remain in effect until such time as the Holders no longer hold any Voting Securities of the Company.

d.    Severability. If any term or provision of this Section 5 is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Waiver or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, then each Holder irrevocably and unconditionally agrees that such Holder will, at any annual or special meeting of the Company called, and at every adjournment or postponement thereof, whether such meeting is held at a physical location or virtually by means of remote communication, and for every action or approval by written consent or consents of the Company stockholders, vote, or cause the holder of record to vote, any Excess Securities in accordance with the recommendation made in writing by the Company’s Board of Directors.

e.    No Ownership Interest. Nothing contained in this Waiver shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Excess Shares.

6.    Issuance of Common Stock and Common Stock Purchase Warrants. As consideration for the Waiver, in the event that the VWAP of the Company’s stock is less than the Registered Per Share Price on the Trading Day immediately prior to the date that the Holders submit their first conversion notice to convert any portion of the Notes issued in the Second Closing or Third Closing into shares of the Company’s Common Stock (the “Initial Conversion Date”), the Company will issue to the Holders (i) that number of shares of Common Stock equal to (a) the quotient of (I) aggregate purchase price to be paid for all securities in the Registered Direct Offering, divided by (II) the price per share of Common Stock after giving effect to the VWAP-Based Adjustment (as defined below), minus (b) the number of shares of Common Stock issued, or to be issued, to the Holders at or upon the consummation of the registered Direct Offering (the “Consideration Shares”), and (ii) Common Stock purchase warrants to purchase shares of Common Stock equal to 100% of the aggregate number of Consideration Shares to be issued, with an exercise price equal to the dollar value of the VWAP-Based Adjustment, in the form as attached hereto as Exhibit A (the “Consideration Warrants”, and collectively with the Consideration shares, the “Consideration Securities”), to the Holders, with each Holder receiving its Pro Rata Portion of the Consideration Securities. Further, the exercise price of the RD Warrants shall be reduced to equal to the VWAP-Based Adjustment, subject to adjustments provided in the RD Warrants. For purposes of this Waiver, the “VWAP Based-Adjustment” shall mean that amount, in dollars, equal to the greater of either (a) the VWAP of the Company’s Common Stock on the Trading Day immediately prior to the Initial Conversion Date, or (b) 80% of the closing price of the Common Stock on the Trading Day immediately prior to the closing of the Registered Direct Offering (the “Closing Price”). By way of example, if the aggregate purchase price paid by the Holders in the Registered Direct Offering is $3,500,000, and the Registered Per Share Price equals $5.50, the Company will issue to the Holders an aggregate of 636,364 shares of Common Stock in the Registered Direct Offering, and assuming on the Initial Conversion Date the VWAP-Based Adjustment is $4.00 (being 80% of the Closing Price), then the formula to calculate the Consideration Securities will be as follows: (a) the quotient of (I) $3,500,000, divided by (II) $4.00, minus (b) the quotient of (IX) $3,500,000, divided by (X) $5.50, which equals 238,637 shares of Common Stock to be issued, and which equals 238,637 shares of Common Stock to be issued, and Common Stock purchase warrants to purchase 236,637 shares of Common Stock. For the avoidance of doubt, if the VWAP is equal to or greater than the Registered Per Share Price on the Initial Conversion Date, the Holders shall be under no obligation to return or otherwise transfer any shares of Common Stock or Common Stock purchase warrants to the Company.

7.    Partial Release.

a.    Release. In order to allow the Company to pursue the Offering, the Holders hereby release their security interest in the Company’s right, title, and interest in and to the Released Collateral. As of the date hereof, the Released Collateral shall be deemed to be released and discharged from the security interest granted to the Holders pursuant to the Security Agreement. This release is made without any representation, warranty or recourse of any kind. All Collateral other than the Released Collateral shall remain subject to the security interest granted pursuant to the Loan Agreement.

b.    Further Assurances. Each of the Company and the Holders hereto also agrees that from time to time, at the expense of the Company, it will promptly, upon reasonable request, execute and deliver all further instruments and documents, and take all further action, in order to implement the terms of this Release including, with limitation, executing and filing such UCC amendments or termination statements, and such other instruments or notices, as the Company may reasonably determine to be necessary or appropriate.

8.    Shelf Capacity on Form S-3. In the event that the number or dollar amount of shares of Common Stock permitted to be offered and sold by the Company under its effective shelf Registration Statement on Form S-3 (File No. 333-265492) (as amended and supplemented, the “Shelf Registration Statement”) is no longer limited by General Instruction I.B.6 of Form S-3, the Company agrees to file a prospectus supplement to the Shelf Registration Statement, within five (5) Business Days, to register for resale the maximum number of shares of Common Stock issued and issuable pursuant to the Purchase Agreement and the RD Purchase Agreement (including shares of Common Stock issuable upon conversion the promissory notes issued pursuant to the Purchase Agreement and upon exercise of the common stock purchase warrants issued pursuant to the Purchase Agreement and the RD Purchase Agreement) that have not been registered under the Shelf Registration Statement or an effective Registration Statement on Form S-1.

9.    Survival of Terms of Purchase Agreement. Subject to the modifications provided herein, the Purchase Agreement shall remain in full force and effect and, except as otherwise set forth herein, this Waiver shall not be deemed to be a waiver, amendment or modification of any provisions of the Purchase Agreement or of any right, power or remedy of the Holder.

10.    Authorization; Enforcement. The Company and each Holder represent that each has the requisite corporate power and authority to enter into this Waiver and otherwise to carry out its obligations hereunder. The execution and delivery of this Waiver by the Company and each Holder and the consummation by each of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and the Holder and no further action is required by either the Company or the Holder or the respective Boards of Directors or stockholders of either party in connection therewith. Upon execution by the Company and the Holder, this Waiver will constitute the valid and binding obligation of each such party, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

11.    Governing Law; Jurisdiction. This Waiver shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in the City of Wilmington, New Castle County, State of Delaware, in any suit or proceeding based on or arising under this Waiver and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Nothing herein shall affect the right of either party to serve process in any other manner permitted by law. The parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

12.    Counterparts. This Waiver may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first written above.

“COMPANY”

NRx Pharmaceuticals, Inc.

By:
Name:	Jonathan Javitt
Title:	Interim Chief Executive Officer

IN WITNESS WHEREOF, the undersigned Investor has executed this Waiver as of the date first written above.

“HOLDER”

Signed:
Name:
Title:

IN WITNESS WHEREOF, the undersigned Investor has executed this Waiver as of the date first written above.

“HOLDER”

Signed:
Name:
Title: